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                                                                    Exhibit 23.3

January 21, 1997



Re: Valuation Appraisal of Peoples-Sidney Financial Corporation Peoples Federal Savings and Loan Association of Sidney
         Sidney, Ohio


         We hereby consent to the use of our firm's name, Keller & Company, Inc., and the reference to our firm as experts in the Application for Conversion on Form AC to be filed by Peoples Federal Savings and Loan Association of Sidney with the Office of Thrift Supervision and the Registration Statement on Form S-1 to be filed by Peoples-Sidney Financial Corporation with the Securities and Exchange Commission and any amendments thereto, and to the statements with respect to us and the references to our Valuation Appraisal Report in the Prospectus, in the said Form AC and in the said Form S-1 and any amendments thereto.

Very truly yours,

KELLER & COMPANY, INC.



by: /s/  Michael R. Keller
   -------------------------------
         Michael R. Keller
         President